UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2012

TODAYS ALTERNATIVE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32044	16-1576984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Post Road West
Westport, CT	06880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 880-0994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2012, Len Amato resigned from his position as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Chairman of Todays Alternative Energy Corporation (the “Company”). Mr. Amato will continue in his capacity as Executive Vice President and Secretary of the Company and as President of United Property & Casualty Insurance Company.

On July 18, 2012, the Company appointed Albertus Hendrik van Leiden as its President, Chief Executive Officer, Chief Financial Officer and Chairman.

Mr. Hendrik van Leiden, 70, has been a director of the Company since March 22, 2012. Mr. van Leiden, was the founder and has been the Chief Executive Officer of ProOne Europe B.V. since 2010. ProOne Europe B.V. is based in the Netherlands and specializes in the sale and distribution of cost-effective and environmentally friendly lubrication and cutting fluids. From 1985 to 1992, Mr. van Leiden served as Chief Executive Officer of TOP Systems, a company that develops portable energy for cars and ships, which he founded. Since 1980, Mr. van Leiden has been the Chief Executive Officer of Q.E. Holding B.V. and Q&P Trading B.V., holding companies for investments in noise and vibration abatement businesses that have been sold, including Quietflo Engineering B.V., a multinational noise and vibration abatement company, which he founded and of which he was Chief Executive Officer. Mr. van Leiden was chosen to be a director of the Company based on his executive management experience with both established and newly formed companies and his experience with the development and commercialization of innovative technology in environmental products and services.

On July 18, 2012, the Company entered into an employment agreement (the “Employment Agreement”) with Mr.van Leiden pursuant to which Mr. van Leiden shall serve as the Company’s President, Chief Executive Officer and Chief Financial Officer for a period of three years, subject to the termination provisions contained therein. Pursuant to the terms of his Employment Agreement, Mr. van Leiden shall receive an annual base salary of $120,000, subject to increase at the Board of Director’s sole discretion. Mr. van Leiden will also be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by the Company and any additional bonuses as determined at the sole discretion of the Company’s Board of Directors. The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Mr. van Leiden does not have a family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. van Leiden does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement*

_______________________

* To be filed by amendment

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODAYS ALTERNATIVE ENERGY CORPORATION
(Registrant)

Date: August 6, 2012	By:	/s/ Albertus Hendrik van Leiden
Albertus Hendrik van Leiden
President, Chief Executive Officer, Chief Financial Officer and Chairman

3